Exhibit 5.1

December 9, 2025

Netcapital Inc.

1 Lincoln Street

Boston, MA 02111

Re: Registration Statement on Form S-8 filed by Netcapital Inc. on December 8, 2025 (the “Registration Statement”), with respect to additional shares issuable under the 2023 Omnibus Equity Incentive Plan of Netcapital Inc. (the “Plan”)

Ladies and Gentlemen:

We have acted as counsel to Netcapital Inc., a Utah Corporation (the “Company”), in connection with the Company’s registration under the Securities Act of 1933, as amended (the “Securities Act”) on the Registration Statement, of the offer and sale of an aggregate of up to an additional 1,000,000 shares of the Company’s common stock, par value $0.001 (the “Additional Shares”) under the Plan. The Additional Shares are to be issued in connection with a Restricted Stock Award under the Plan to Kevin Kilduff (“Mr. Kilduff”) to induce Mr. Kilduff to accept employment with the Company.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto, including, but not limited to the Plan, the Articles of Incorporation of the Company and the Bylaws of the Company, each as amended through the date hereof, and such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion.

As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company. In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies.

Subject to the foregoing and the other matters set forth herein, it is our opinion, as of the date hereof, that when the Additional Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients, and have been issued by the Company for legal consideration in excess of par value in the circumstances contemplated by the Plan, assuming in each case that the individual grant or award under the Plan is duly authorized by all necessary corporate action and duly granted or awarded and exercised in accordance with the requirements of law and the Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Additional Shares will have been duly authorized by all necessary corporate action of the Company, and the Additional Shares will be validly issued, fully paid and nonassessable.

In rendering our opinion, we have relied on the applicable laws of the State of Utah, as those laws presently exist and as they have been applied and interpreted by courts having jurisdiction within the State of Utah and the existing laws of the United States of America. We express no opinion as to the laws of any other jurisdiction.

This opinion letter speaks as of its date. We disclaim any express or implied undertaking or obligation to advise of any subsequent change of law or fact (even though the change may affect the legal analysis or a legal conclusion in this opinion letter). This opinion letter is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, and consent to the reference of our firm under “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

Very truly yours,

/s/ Parr Brown Gee & Loveless

PARR BROWN GEE & LOVELESS